NEWS RELEASE
COMPUWARE CORPORATION
------------------------------------------------------------              [LOGO]
Corporate Headquarters
One Campus Martius o Detroit, Michigan 48226
(313) 227-7300

For Immediate Release
January 28, 2009

Compuware Conquers Difficult Economy in Q3, Grows EPS by More Than Seven Percent

   Business Service Delivery Focus to Drive Breakout Growth and Profitability

DETROIT--January 28, 2009--Compuware Corporation (NASDAQ: CPWR) today announced financial results for its third quarter ended December 31, 2008.

Compuware reports third quarter revenues of $268.7 million, compared to $309.3 million in the same quarter last year. Earnings per share--before restructuring charges--grew to 15 cents in Q3, compared to 14 cents per share in the same quarter last year, based upon 246.8 million and 282.5 million shares outstanding, respectively. On a GAAP basis, earnings per share were 14 cents compared to 13 cents in the same quarter last year.

Compuware's third quarter net income--before restructuring charges--was $37.5 million compared to $38.8 million in the same period last year. On a GAAP basis, Compuware delivered net income of $35.0 million in Q3, compared to net income of $35.6 million in the same quarter last year.

During the third quarter, the company's software license fee revenue was $60.5 million, compared to $79.4 million in the same quarter last year. Maintenance fees recognized in the quarter were $116.6 million, compared to $120.0 million in Q3 last year. Revenue from professional services in Q3 was $91.6 million, compared to $109.9 million in the same quarter last year.

"In a really tough selling environment, Compuware has produced a good Q3, propelling us to a 44 percent increase in GAAP EPS for the fiscal year-to-date," said Compuware President and Chief Operating Officer Bob Paul. "Moving forward, we will accelerate Compuware's growth by further focusing the business on a differentiated and compelling solution that will position the company as best-in-class.

"IT leaders today face relentless pressure to deliver applications that drive innovation and eliminate costs," continued Paul. "To meet these demands in the face of increasingly complex technologies like SOA, cloud computing and virtualization, IT leadership desperately needs an end-to-end, business user's view of application performance. Compuware provides that view through Business Service Delivery, our strategic approach to ensuring that applications work well and deliver value. And we're going to achieve breakout growth by doing it better than anyone else in the world."

The company will host a conference call at 5:00 p.m. Eastern time (22:00 UTC) today to discuss these results.

                                     -MORE-

Page 2
Compuware Conquers Difficult Economy in Q3, Grows EPS by More Than Seven Percent January 28, 2009

Third Quarter Fiscal Year 2009 Highlights

During the third quarter, Compuware:

      o Launched Changepoint 2009, the latest version of its market-leading IT portfolio management solution. Changepoint 2009 provides greater visibility into all the work of IT, increasing the ability of IT organizations to respond to business needs.

      o Announced that Covisint was named a "cloud computing pioneer" by independent analyst firm, Forrester Research, Inc. According to the report, customers can benefit from Covisint's "pay as you go" model, speed and focus. Covisint also earned its third consecutive "Best Demonstration of Value/ROI" Innovation Award at the Healthcare IT Summit 2008.

      o Released the results of a new study, commissioned by the company and conducted by the Ponemon Institute(C), that showed insiders were the number one cause of all data breaches, with hackers ranking a distant fifth. This study underscored the relevance of Compuware's Data Privacy solutions.

      o Launched the Compuware Uniface 9.3 Application Platform Suite, its enterprise application development solution, at the Compuware Uniface User Conference (CU2008). Attendees at CU2008 also received an exclusive first look at the yet-to-be-announced Uniface 9.4 development solution, as well as an update on features of the new version.

      o Announced that its Covisint subsidiary will electronically connect hospitals in Michigan's "thumb" region, now called Michigan Thumb Health Information System (THIS), enabling faster clinical decision-making and improving healthcare delivery, costs. Covisint will also electronically connect doctors across Michigan via MSMS Connect, leveraging the Covisint on-demand healthcare platform. With Covisint, MSMS Connect now enables secure messaging, including patient-specific information from physician-to-physician.

      o Earned the "diversity and multiculturalism" top honor as part of the "101 Best and Brightest Companies to Work For" award program.

      o Announced the latest version of its award-winning code quality solution, Compuware DevPartner Studio 9.0, at the Microsoft Professional Developers Conference 2008.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, this press release and the accompanying schedules following the release use a non-GAAP measure for EPS, net income and revenue (referred to as product commitments). Compuware management believes the non-GAAP financial information provided in these schedules help investors better understand and assess Compuware's ongoing core operations and prospects for the future. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses both GAAP and non-GAAP information in operating and evaluating its business and as such has determined that it is important to provide this information to investors.

Page 3
Compuware Conquers Difficult Economy in Q3, Grows EPS by More Than Seven Percent January 28, 2009


Compuware Corporation

Compuware Corporation makes IT rock around the world, helping CIOs optimize IT performance to achieve business goals. Compuware solutions accelerate the development, improve the quality and enhance the performance of critical business systems while enabling CIOs to align and govern the entire IT portfolio, increasing efficiency, cost control and employee productivity throughout the IT organization. Founded in 1973, Compuware serves the world's leading IT organizations, including 92 percent of the Fortune 50 companies. Learn more about Compuware at http://www.compuware.com.

                                      ###


Conference Call Information

Compuware will host a conference call today to discuss these results. To join the conference call, interested parties in the United States should call 800-230-1059. For international access, the conference call number is +1-612-234-9959. No password is required.

A conference call replay will also be available. The United States replay number will be 800-475-6701, and the international replay number will be +1-320-365-3844. The replay passcode will be 975120. Additionally, investors can listen to the conference call via webcast by visiting the Compuware Corporation Investor Relations web site at http://www.compuware.com.

Press Contact

Lisa Elkin, Vice President, Communications and Investor Relations,
+1-313-227-7345

For Sales and Marketing Information

Compuware Corporation, One Campus Martius, Detroit, MI 48226, 800-521-9353, http://www.compuware.com

Certain statements in this release that are not historical facts, including those regarding the Company's future plans, objectives and expected performance, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company's reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)

                                                                   AS OF DECEMBER 31,
                                                             ----------------------------
                                   ASSETS
                                                                2008              2007
                                                             -----------      -----------
CURRENT ASSETS:
  Cash and cash equivalents                                  $   163,716      $   178,620
  Investments                                                                      87,171
  Accounts receivable, net                                       522,514          413,203
  Deferred tax asset, net                                         35,403           42,622
  Income taxes refundable                                          3,243
  Prepaid expenses and other current assets                       26,850           31,569
                                                             -----------      -----------
          Total current assets                                   751,726          753,185
                                                             -----------      -----------

PROPERTY AND EQUIPMENT, LESS ACCUMULATED
  DEPRECIATION AND AMORTIZATION                                  358,660          370,641
                                                             -----------      -----------

CAPITALIZED SOFTWARE, LESS ACCUMULATED
  AMORTIZATION                                                    52,853           63,165
                                                             -----------      -----------

OTHER:
  Accounts receivable                                            238,591          200,506
  Deferred tax asset, net                                         28,960           37,541
  Goodwill                                                       349,245          353,104
  Other                                                           32,370           35,131
                                                             -----------      -----------
          Total other assets                                     649,166          626,282
                                                             -----------      -----------

TOTAL ASSETS                                                 $ 1,812,405      $ 1,813,273
                                                             ===========      ===========

                   LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                           $    14,997      $    19,069
  Accrued expenses                                               104,175          132,391
  Income taxes payable                                             8,103            5,004
  Deferred revenue                                               422,216          329,460
                                                             -----------      -----------
          Total current liabilities                              549,491          485,924

DEFERRED REVENUE                                                 363,812          328,814

ACCRUED EXPENSES                                                  22,384           18,639

DEFERRED TAX LIABILITY, NET                                       20,527           16,463
                                                             -----------      -----------
          Total liabilities                                      956,214          849,840
                                                             -----------      -----------

SHAREHOLDERS' EQUITY:
  Common stock                                                     2,466            2,742
  Additional paid-in capital                                     632,267          669,344
  Retained earnings                                              217,499          272,430
  Accumulated other comprehensive income                           3,959           18,917
                                                             -----------      -----------
          Total shareholders' equity                             856,191          963,433
                                                             -----------      -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                   $ 1,812,405      $ 1,813,273
                                                             ===========      ===========

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In Thousands, Except Per Share Data)

                                                            THREE MONTHS ENDED                          NINE MONTHS ENDED
                                                                DECEMBER 31,                               DECEMBER 31,
                                                  -------------------------------------      -------------------------------------

                                                       2008                   2007                 2008                   2007
                                                  ---------------       ---------------      ---------------       ---------------
REVENUES:
  Software license fees                           $        60,513       $        79,425      $       164,206       $       196,712
  Maintenance fees                                        116,614               120,026              367,858               350,063
  Professional services fees                               91,540               109,884              305,036               343,920
                                                  ---------------       ---------------      ---------------       ---------------
       Total revenues                                     268,667               309,335              837,100               890,695
                                                  ---------------       ---------------      ---------------       ---------------

OPERATING EXPENSES:
  Cost of software license fees                             6,117                 6,685               18,460                23,660
  Cost of maintenance fees                                  9,488                11,452               32,814                33,110
  Cost of professional services                            86,887               103,705              289,682               309,752
  Technology development and support                       22,395                23,636               67,903                77,134
  Sales and marketing                                      55,042                66,392              174,722               196,580
  Administrative and general                               35,520                46,158              119,138               134,412
  Restructuring costs                                       4,009                 4,894                6,922                39,645
                                                  ---------------       ---------------      ---------------       ---------------
       Total operating expenses                           219,458               262,922              709,641               814,293
                                                  ---------------       ---------------      ---------------       ---------------

INCOME FROM OPERATIONS                                     49,209                46,413              127,459                76,402
                                                  ---------------       ---------------      ---------------       ---------------

OTHER INCOME (EXPENSES)
  Interest income                                           2,371                 4,537                9,011                16,004
  Other                                                       (80)                  113                 (453)                 (268)
                                                  ---------------       ---------------      ---------------       ---------------

OTHER INCOME, NET                                           2,291                 4,650                8,558                15,736
                                                  ---------------       ---------------      ---------------       ---------------

INCOME BEFORE INCOME TAXES                                 51,500                51,063              136,017                92,138

INCOME TAX PROVISION                                       16,548                15,449               44,751                18,919
                                                  ---------------       ---------------      ---------------       ---------------

NET INCOME                                        $        34,952       $        35,614      $        91,266       $        73,219
                                                  ===============       ===============      ===============       ===============

DILUTED EPS COMPUTATION
Numerator: Net income                             $        34,952       $        35,614      $        91,266       $        73,219
                                                  ---------------       ---------------      ---------------       ---------------
Denominator:
  Weighted-average common shares outstanding              246,537               281,359              252,850               292,514
  Dilutive effect of stock options                            262                 1,123                1,385                 1,757
                                                  ---------------       ---------------      ---------------       ---------------
  Total shares                                            246,799               282,482              254,235               294,271
                                                  ---------------       ---------------      ---------------       ---------------
Diluted EPS                                       $          0.14       $          0.13      $          0.36       $          0.25
                                                  ===============       ===============      ===============       ===============

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)

                                                                                       NINE MONTHS ENDED
                                                                                          DECEMBER 31,
                                                                                  -----------------------------
                                                                                      2008              2007
                                                                                  -----------       -----------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
  Net income                                                                      $    91,266       $    73,219
  Adjustments to reconcile net income to cash provided
      by operations:
      Depreciation and amortization                                                    40,302            41,364
      Property and equipment impairment                                                   662             3,079
      Capitalized software impairment                                                                     3,873
      Acquisition tax benefits                                                          3,933             3,932
      Stock option compensation                                                        12,933             8,773
      Deferred income taxes                                                             5,943           (14,039)
      Other                                                                               419             1,072
      Net change in assets and liabilities, net of effects from acquisitions and currency fluctuations:
          Accounts receivable                                                         (30,433)            1,387
          Prepaid expenses and other current assets                                    19,064            10,422
          Other assets                                                                 (1,549)            1,201
          Accounts payable and accrued expenses                                       (30,704)          (10,758)
          Deferred revenue                                                            (36,099)          (47,848)
          Income taxes                                                                  3,070            32,355
                                                                                  -----------       -----------
             Net cash provided by operating activities                                 78,807           108,032
                                                                                  -----------       -----------

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:
  Purchase of:
      Property and equipment                                                          (15,257)           (8,828)
      Capitalized software                                                             (9,456)          (11,263)
  Investment proceeds                                                                  70,212            90,255
                                                                                  -----------       -----------
             Net cash provided by investing activities                                 45,499            70,164
                                                                                  -----------       -----------

CASH FLOWS USED IN FINANCING ACTIVITIES:
  Net proceeds from exercise of stock options including excess tax benefits            11,207            66,531
  Contribution to stock purchase plans                                                  2,349             3,184
  Repurchase of common stock                                                         (177,195)         (337,785)
                                                                                  -----------       -----------
             Net cash used in financing activities                                   (163,639)         (268,070)
                                                                                  -----------       -----------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                               (12,894)            7,813
                                                                                  -----------       -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                             (52,227)          (82,061)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                      215,943           260,681
                                                                                  -----------       -----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                        $   163,716       $   178,620
                                                                                  ===========       ===========

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                             OPERATIONAL HIGHLIGHTS
                          (dollar amounts in thousands)

                                                      QUARTER ENDED
                                              ---------------------------                       QUARTER ENDED
                                              DECEMBER 31,    DECEMBER 31,          YR - YR      SEPTEMBER 30        QTR - QTR
                                                 2008            2007               % Change         2008            % Change
                                              ------------    ------------          -------      ------------        ---------
License Fees:
  Distributed Product License Fees
   Vantage                                    $   18,606       $   20,018             (7.1%)      $    9,415            97.6%
   Changepoint                                     2,967            3,781            (21.5%)           2,359            25.8%
   Quality                                         6,567            7,231             (9.2%)           5,434            20.9%
   Uniface                                         3,505            3,890             (9.9%)           2,253            55.6%
   DevPartner                                      1,274            2,607            (51.1%)           1,359            (6.3%)
                                              ----------       ----------                         ----------
  Total Distributed Product License Fees          32,919           37,527            (12.3%)          20,820            58.1%
  Mainframe Product License Fees                  27,594           41,898            (34.1%)          21,431            28.8%
                                              ----------       ----------                         ----------
Total License Fees                                60,513           79,425            (23.8%)          42,251            43.2%

Maintenance Fees                                 116,614          120,026             (2.8%)         124,717            (6.5%)
                                              ----------       ----------                         ----------
Total Products Revenue                        $  177,127       $  199,451            (11.2%)      $  166,968             6.1%
                                              ==========       ==========                         ==========

Total Mainframe Products Revenue              $  109,296       $  125,710            (13.1%)      $  108,801             0.5%
Total Distributed Products Revenue            $   67,831       $   73,741             (8.0%)      $   58,167            16.6%

Total Products Revenue by Geography
  North America                               $   89,360       $   97,898             (8.7%)      $   85,460             4.6%
  International                               $   87,767       $  101,553            (13.6%)      $   81,508             7.7%

Product Releases
  Mainframe                                            1                2            (50.0%)               3           (66.7%)
  Distributed                                         10               12            (16.7%)               7            42.9%

Total Costs of Software Products              $   93,042       $  108,165            (14.0%)      $   98,876            (5.9%)

Deferred license fees
  Current                                     $   59,880       $   68,033            (12.0%)      $   57,808             3.6%
  Long-term                                   $   47,172       $   48,087             (1.9%)      $   51,615            (8.6%)

  Deferred during quarter                     $   21,403       $   38,064            (43.8%)      $   14,618            46.4%
  Recognized during quarter                   $   20,406       $   23,550            (13.4%)      $   20,081             1.6%

Professional Services
  Professional Services Revenue               $   91,540       $  109,884            (16.7%)      $  102,877           (11.0%)
  Contribution Margin                                5.1%             5.6%                               3.8%
  Billable Headcount                               2,747            3,251            (15.5%)           2,916            (5.8%)

Total Company Headcount                            5,648            6,496            (13.1%)           6,012            (6.1%)

Total DSO                                          175.0            120.2                              141.7
Total DSO (Billed)                                  96.1             55.1                               56.8

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                               PRODUCT COMMITMENTS
                                 (In Thousands)

                                                                 QUARTER ENDED      QUARTER ENDED      QUARTER ENDED
                                                                  DECEMBER 31,      SEPTEMBER 30,       DECEMBER 31,
                                                                     2008               2008               2007
                                                                 -------------      -------------      -------------
License revenue                                                  $      60,513      $      42,251       $      79,425

      Change in deferred license                                           997             (5,479)             14,515
                                                                 -------------      -------------       -------------

License contracts entered into during period                            61,510             36,772              93,940
                                                                 -------------      -------------       -------------

Maintenance revenue                                                    116,614            124,717             120,026

      Change in deferred maintenance                                    17,859            (34,356)             61,394
                                                                 -------------      -------------       -------------

Maintenance contracts & renewals entered into during period            134,473             90,361             181,420
                                                                 -------------      -------------       -------------

Total products commitments during period                         $     195,983      $     127,133       $     275,360
                                                                 =============      =============       =============

As Compuware continues to emphasize solution selling, deals are becoming more complex, increasing the likelihood that software transactions will be recognized ratably over the maintenance term. Therefore to understand the health of Compuware's software business, we believe it is important to also consider the amount of product commitments during the reported periods.

The December 31, 2007 period was adjusted to conform with current period presentation.

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                     RECONCILIATION OF NON-GAAP INFORMATION
                      (In Thousands, Except Per Share Data)

                                                              QUARTER ENDED                   NINE MONTHS ENDED
                                                               DECEMBER 31,                      DECEMBER 31,
                                                       ----------------------------      ----------------------------

Net income reconciliation:                                 2008             2007             2008             2007
                                                       -----------      -----------      -----------      -----------

      GAAP net income                                  $    34,952      $    35,614      $    91,266      $    73,219

      Restructuring costs, net of tax                        2,566            3,181            4,404           25,769

      Capitalized software impairment, net of tax                                                               2,517
                                                       -----------      -----------      -----------      -----------

      Net income as adjusted                           $    37,518      $    38,795      $    95,670      $   101,505
                                                       ===========      ===========      ===========      ===========

EPS reconciliation:

      GAAP diluted EPS                                 $      0.14      $      0.13      $      0.36      $      0.25

      Restructuring costs, net of tax                         0.01             0.01             0.02             0.08

      Capitalized software impairment, net of tax                                                                0.01
                                                       -----------      -----------      -----------      -----------

      Diluted EPS as adjusted                          $      0.15      $      0.14      $      0.38      $      0.34
                                                       ===========      ===========      ===========      ===========

Compuware undertook restructuring actions in FY08 and FY09. Our non-GAAP disclosures exclude these charges, primarily employee termination benefits, facilities costs (primarily lease abandonments and property and equipment impairment) and capitalized software impairment. We believe it is useful to exclude these costs when evaluating overall performance.